Exhibit 99.1

HighPeak Energy, Inc. Announces Third Quarter 2021 Results and 2022 Outlook

Fort Worth, Texas, November 8, 2021 (GLOBE NEWSWIRE) - HighPeak Energy, Inc. (“HighPeak” or the “Company”) (NASDAQ: HPK) today announced financial and operating results for the third quarter 2021. The Company completed its business combination on August 21, 2020 and consequently, the following operational and financial data refer to the three and nine months ended September 30, 2021 and the period from August 22, 2020 through September 30, 2020 (the “Successor periods”) and the periods from July 1, 2020 through August 21, 2020 and January 1, 2020 through September 30, 2020 (the “Predecessor periods”).

Third Quarter 2021 Highlights

●	Third quarter 2021 sales volumes of 8,168 barrels of oil equivalent per day (“Boe/d”), 94% liquids. Production volumes have averaged approximately 15,500 Boe/d since mid-October.

●	EBITDAX (a non-GAAP measure as defined and reconciled below) of $33.3 million and $91.8 million for the three and nine months ended September 30, 2021, respectively.

●	Third quarter 2021 realized price of $63.18 per Boe and realized cash operating margin of $51.88 per Boe, excluding the effects of derivatives.

●	Drilled ten (10) operated wells and one (1) operated salt-water disposal well and completed six (6) operated wells. Also participated in drilling three (3) non-operated horizontal wells.

●	Closed multiple bolt-on acquisitions comprising approximately 10,600 net acres in the aggregate.

●

Initiated a $0.025 per share quarterly dividend and paid a special dividend of $0.075 per share in July 2021. Declared a $0.025 per share quarterly dividend in September 2021 which was paid in October 2021.

●	Amended the Revolving Credit Facility to increase the borrowing base and the elected commitments to $195 million effective October 1, 2021.

●	Ended third quarter 2021 with a revolving credit facility balance of $95 million and a $12 million cash balance, or net debt of $83 million (a non-GAAP measure as defined and reconciled below).

●	Completed a public stock offering on October 20, 2021 of 2.53 million shares of common stock for aggregate gross proceeds of approximately $25.3 million.

●	Continued to realize peer leading operated all-in drill, complete, equip and facility well costs of approximately $505 per lateral foot in our Flat Top operating area.

2022 Preliminary 4 Rig Development Outlook

Production (Boe/d)

●	Average production rate	26,000 – 31,000
●	Exit production rate	36,000 – 42,000

Capex ($MM)

●	Gross Operated Wells TIL	80 - 110
●	Capital Expenditures, D,C,E&F	$610 - $660
●	Capital Expenditures, Infra/Land/Other	$35 - $40
●	Total Capital Expenditures	$645 - $700

Unit Measures ($/Boe)

●	Lease Operating Expenses	$4.50 - $5.25
●	Production Taxes	$3.75 - $4.50
●	General & Administrative	$1.00 - $1.50
●	Total Cash Costs	$9.25 - $11.25

HighPeak Chairman and Chief Executive Officer, Jack Hightower, said, “Our production growth rate continues to increase significantly based on the strong performance of our wells. Our production volumes during the second half of October averaged approximately 15,500 Boe/d. We are excited to continue the acceleration of our rapid development growth plan. In addition, due to our excellent well economics and the current strength of the commodity market, we now plan to introduce a fourth rig before the end of the year to continue to pull value forward for our investors while maintaining our philosophy of less than one turn of leverage.”

Third Quarter Operational Update

The Company’s production since mid-October has averaged approximately 15,500 Boe/d compared with third quarter 2021 production average of 8,168 Boe/d. The Company’s third quarter production volumes were significantly influenced by the temporary curtailment of producing wells during offset well completion operations. The temporarily shut-in wells returned to production late in the third quarter and have continued to increase to pre-shut in production levels. The Company expects the wells drilled by the second rig during the third quarter 2021 to begin contributing meaningful production early in 2022.

During the third quarter of 2021, the Company drilled ten (10) operated horizontal wells and one (1) operated horizontal salt-water disposal well utilizing two (2) drilling rigs. The Company completed six (6) producing wells in its Flat Top area. At the end of the third quarter, the Company was in various stages of completion on three (3) wells, had five (5) operational drilled uncompleted wells (“DUCs”) waiting on completion, and was in the process of drilling three (3) operated wells. The Company also participated in drilling three (3) non-operated horizontal wells during the third quarter 2021 and was participating in drilling two (2) non-operated horizontal wells at the end of the quarter.

The Company added a third drilling rig in October 2021 to further delineate its Signal Peak area and to accelerate development drilling in its Flat Top operating area. The addition of the third rig will not change the Company’s capital expenditure guidance for 2021.

Michael Hollis, HighPeak’s President, commented, “In spite of recent industry-wide inflationary pressures, we maintained our peer leading $505 per lateral foot capital cost to drill, complete, equip and provide facilities in the Flat Top area which is a testament to our team, their cost-focused attention to detail and the measures they implemented to keep our costs stable in this environment. LOE was a little hot in the third quarter. We knew it was coming and took the necessary steps, beginning last year, to initiate and build the infrastructure to solve it. We expect LOE per Boe to be significantly lower in 2022 as these projects are commissioned and as represented in our 2022 outlook projections. Margins continue to be peer leading based on our high oil and liquids production mix. We expect to maintain robust margins going forward and, although we have hedged a portion of our forward production, most of our future production will be exposed to commodity prices.”

Third Quarter 2021 Financial Results

HighPeak reported net income of $8.0 million for the third quarter of 2021, or $0.08 per diluted share.  EBITDAX (a non-GAAP financial measure as defined and reconciled below) was $33.3 million, or $0.33 per diluted share.

Third quarter average realized prices were $69.84 per barrel of oil, $35.83 per barrel of natural gas liquids and $3.69 per Mcf of natural gas, resulting in an overall price of $63.18 per Boe, excluding the effects of derivatives. HighPeak’s cash costs for the third quarter were $13.52 per Boe including lease operating expenses of $8.93 per Boe, production and ad valorem taxes of $2.37 per Boe and cash G&A expenses of $2.22 per Boe.

HighPeak’s third quarter 2021 capital expenditures to drill, complete, equip, provide facilities and to build water and power infrastructure were approximately $64.6 million. In addition, the Company incurred capital expenditures of approximately $51.2 million to close multiple bolt-on acquisitions.

At September 30, 2021, the Company had $95.0 million in long-term debt and $12.0 million of cash on hand.  In October 2021, the Company’s borrowing base and bank commitments were increased to $195.0 million.

Bolt-On Acquisitions

During the third quarter 2021, the Company closed a series of unrelated, accretive bolt-on acquisitions from various third parties primarily located in its Signal Peak operating area. In the aggregate, the assets acquired represent approximately 10,600 net acres with estimated average production of more than 1,400 Boe/d for the remainder of 2021 and working interests in salt-water disposal wells and related infrastructure.

Initial Dividend

In July 2021, the Company’s Board of Directors approved its first quarterly dividend of $0.025 per share and also approved a special dividend of $0.075 per share which resulted in a total of $9.3 million in dividends paid to stockholders on July 26, 2021. In addition, in September 2021, the Company’s Board of Directors declared a dividend of $0.025 per share which resulted in a total of $2.3 million in dividends paid to stockholders on October 25, 2021.

Updated 2021 Guidance

HighPeak Energy increased its development drilling program from one rig to two rigs early in the third quarter with a primary focus on the co-development of its Lower Spraberry and Wolfcamp A formations in its Flat Top area. The Company added a third drilling rig in October to further delineate its Signal Peak area and to accelerate development drilling in its Flat Top area. The addition of the third rig will not change the Company’s 2021 capital expenditure guidance. Additionally, we will continue the buildout of our field infrastructure to reduce operating costs and advance our ESG objectives. The Company reiterates its 2021 capital investment guidance of approximately $245 to $270 million, excluding acquisitions.

Mr. Hollis, continued, “Due to robust well results, high operating margins and our ability to keep capital costs flat at $505 per lateral foot, we intend to lean into this high commodity price environment by further accelerating our development program in the fourth quarter. We look forward to a year of substantial production and cash flow growth for HighPeak in 2022.”

Conference Call

HighPeak Energy will host a conference call and webcast on Tuesday, November 9, 2021 at 10:00 a.m. Central Time for investors and analysts to discuss its results for the third quarter of 2021 as well as provide an overview of recent activities and its remaining 2021 operating plan. Conference call participants may call (833) 362-0226 (United States/Canada) or (914) 987-7683 (International) and enter confirmation code 3399526. A live broadcast of the earnings conference call will also be available on the HighPeak Energy website at www.highpeakenergy.com under the “Investors” section of the website. A replay will also be available on the website following the call.

When available, a copy of the Company’s earnings release, investor presentation and Quarterly Report on Form 10-Q may be found on its website at www.highpeakenergy.com.

About HighPeak Energy, Inc.

HighPeak Energy, Inc. is a publicly traded independent oil and natural gas company, headquartered in Fort Worth, Texas, focused on the acquisition, development, exploration and exploitation of unconventional oil and natural gas reserves in the Midland Basin in West Texas. For more information, please visit our website at www.highpeakenergy.com.

Cautionary Note Regarding Forward-Looking Statements

The information in this press release contains forward-looking statements that involve risks and uncertainties. When used in this document, the words "believes," "plans," "expects," "anticipates," "forecasts," "intends," "continue," "may," "will," "could," "should," "future," "potential," "estimate" or the negative of such terms and similar expressions as they relate to HighPeak Energy, Inc. ("HighPeak Energy," the "Company" or the “Successor”) are intended to identify forward-looking statements, which are generally not historical in nature. The forward-looking statements are based on the Company's current expectations, assumptions, estimates and projections about the Company and the industry in which the Company operates. Although the Company believes that the expectations and assumptions reflected in the forward-looking statements are reasonable as and when made, they involve risks and uncertainties that are difficult to predict and, in many cases, beyond the Company's control.

These risks and uncertainties include, among other things, volatility of commodity prices, product supply and demand, the impact of a widespread outbreak of an illness, such as the coronavirus disease (“COVID-19”) pandemic, on global and U.S. economic activity, competition, the ability to obtain environmental and other permits and the timing thereof, other government regulation or action, the ability to obtain approvals from third parties and negotiate agreements with third parties on mutually acceptable terms, litigation, the costs and results of drilling and operations, availability of equipment, services, resources and personnel required to perform the Company's drilling and operating activities, access to and availability of transportation, processing, fractionation, refining and storage facilities, HighPeak Energy's ability to replace reserves, implement its business plans or complete its development activities as scheduled, access to and cost of capital, the financial strength of counterparties to any credit facility and derivative contracts entered into by HighPeak Energy, if any, and purchasers of HighPeak Energy's oil, natural gas liquids and natural gas production, uncertainties about estimates of reserves, identification of drilling locations and the ability to add proved reserves in the future, the assumptions underlying forecasts, including forecasts of production, expenses, cash flow from sales of oil and gas and tax rates, quality of technical data, environmental and weather risks, including the possible impacts of climate change, cybersecurity risks and acts of war or terrorism. These and other risks are described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K and other filings with the SEC. The Company undertakes no duty to publicly update these statements except as required by law.

HighPeak Energy, Inc.

Summary Balance Sheet Data (Unaudited)

(In thousands)

	September 30, 2021	December 31, 2020
Cash and cash equivalents	$11,966	$19,552
Other current assets	30,453	13,743
Oil and natural gas properties, net	664,831	502,636
Other noncurrent assets	6,325	1,999
Total assets	$713,575	$537,930

Current liabilities	$77,014	$22,435
Long-term debt, net	93,102	—
Other long-term liabilities	53,551	41,269

Stockholders' equity
Common stock	9	9
Additional paid-in capital	591,360	581,426
Accumulated deficit	(101,461)	(107,209)
Total stockholders' equity	489,908	474,226
Total liabilities and stockholders' equity	$713,575	$537,930

HighPeak Energy, Inc.

Condensed Consolidated and Combined Statements of Operations (Unaudited)

(in thousands, except per share data)

	Three Months Ended September 30, 2021	August 22, 2020 through September 30, 2020	July 1, 2020 through August 21, 2020	Nine Months Ended September 30, 2021	August 22, 2020 through September 30, 2020	January 1, 2020 through August 21, 2020
	Successor	Successor	Predecessor	Successor	Successor	Predecessor
Operating Revenues:
Crude oil sales	$44,785	$4,787	$2,607	$116,640	$4,787	$8,069
Natural gas and NGL sales	2,687	47	49	4,819	47	154
Total operating revenues	47,472	4,834	2,656	121,459	4,834	8,223
Operating Costs and Expenses:
Oil and natural gas production	6,710	671	667	13,629	671	4,870
Production and ad valorem taxes	1,783	257	164	5,990	257	566
Exploration and abandonments	488	66	—	1,142	66	4
Depletion, depreciation and amortization	13,917	2,327	1,294	43,737	2,327	6,385
Accretion of discount	44	15	20	116	15	89
General and administrative	1,666	816	567	5,042	816	4,840
Stock-based compensation	905	14,508	—	2,894	14,508	—
Total operating costs and expenses	25,513	18,660	2,712	72,550	18,660	16,754
Income (loss) from operations	21,959	(13,826)	(56)	48,909	(13,826)	(8,531)
Interest income	—	1	—	1	1	—
Interest expense	(947)	—	—	(1,153)	—	—
Derivative loss, net	(10,820)	—	—	(24,416)	—	—
Other expense	—	—	—	(127)	—	(76,503)
Income (loss) before income taxes	10,192	(13,825)	(56)	23,214	(13,825)	(85,034)
Income tax expense (benefit)	2,145	(2,309)	—	2,535	(2,309)	—
Net income (loss)	$8,047	$(11,516)	$(56)	$20,679	$(11,516)	$(85,034)

Earnings (loss) per share:
Basic net income (loss)	$0.07	$(0.13)		$0.18	$(0.13)
Diluted net income (loss)	$0.08	$(0.13)		$0.18	$(0.13)

Weighted average shares outstanding:
Basic	92,676	91,592		92,648	91,592
Diluted	92,678	91,592		92,715	91,592

Dividends declared per share	$0.125	$—		$0.125	$—

HighPeak Energy, Inc.

Condensed Consolidated and Combined Statements of Cash Flows (Unaudited)

(in thousands)

		Nine Months Ended September 30, 2020
	Nine Months Ended September 30, 2021	August 22, 2020 through September 30, 2020	January 1, 2020 through August 21, 2020
	Successor	Successor	Predecessor
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$18,534	$(11,516)	$(85,034)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operations:
Exploration and abandonment expense	698	14	4
Depletion, depreciation and amortization expense	43,737	2,327	6,385
Accretion expense	116	15	89
Stock based compensation expense	2,894	14,508	—
Amortization of debt issuance costs	259	—	—
Derivative-related activity	19,402	—	—
Loss on terminated acquisition	—	—	76,500
Deferred income taxes	4,680	(3)	—
Changes in operating assets and liabilities:
Accounts receivable	(16,168)	(3,404)	844
Prepaid expenses, inventory and other assets	(7,816)	(357)	(196)
Accounts payable, accrued liabilities and other current liabilities	21,401	9,109	(2,694)
Net cash provided by (used in) operating activities	87,737	10,693	(4,102)
CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to oil and natural gas properties	(154,599)	(17,908)	(49,364)
Changes in working capital associated with oil and natural gas property additions	15,995	(23,421)	7,348
Acquisitions of oil and natural gas properties	(53,276)	(704)	(3,338)
Proceeds from sales of properties	3,234	—	(50)
Other property additions	(453)	—	(50)
Issuance of notes receivable	—	—	(7,482)
Extension payment on acquisition	—	—	(15,000)
Net cash used in investing activities	(189,099)	(42,033)	(67,886)
CASH FLOWS FROM FINANCING ACTIVITIES:
Borrowings under revolving credit facility	95,000	—	—
Proceeds from exercises of warrants	5,466	—	—
Proceeds from subscription receivable from exercise of warrants	3,596	—	—
Proceeds from exercises of stock options	1,574	—	—
Debt issuance costs	(1,757)	—	—
Dividends paid	(9,274)	—	—
Dividend equivalents paid	(829)	—	—
Proceeds from stock offering	—	92,554	—
Stock offering costs	—	(8,383)	—
Cash acquired from non-successors in HighPeak business combination	—	100	—
Contributions from partners	—	—	54,000
Distributions to partners	—	—	(2,780)
Net cash provided by financing activities	93,776	84,271	51,220
Net (decrease) increase in cash and cash equivalents	(7,586)	52,931	(20,768)
Cash and cash equivalents, beginning of period	19,552	1,943	22,711
Cash and cash equivalents, end of period	$11,966	$54,874	$1,943

HighPeak Energy, Inc.

Operating Highlights (Unaudited)

		Three Months Ended September 30, 2020
	Three Months Ended September 30, 2021	August 22, 2020 through September 30, 2020	July 1, 2020 through August 21, 2020
	Successor	Successor	Predecessors
Sales Volumes:
Oil (Bbls)	641,238	124,168	64,493
NGLs (Bbls)	61,949	1,749	3,150
Natural gas (Mcf)	289,520	12,466	21,283
Total (Boe)	751,440	127,995	71,189

Daily Sales Volumes:
Oil (Bbls/d)	6,970	3,104	1,240
NGLs (Bbls/d)	673	44	61
Natural gas (Mcf/d)	3,147	312	409
Total (Boe/d)	8,168	3,200	1,369

Revenues (in thousands):
Crude oil sales	$44,785	$4,787	$2,607
Crude oil derivative settlements	(3,976)	—	—
NGL and natural gas sales	2,687	47	49
Total Revenues, including derivative settlements	$43,496	$4,834	$2,656

Average sales prices:
Crude oil (per Bbl)	$69.84	$38.55	$40.43
Crude oil derivative settlements (per Bbl)	(6.20)	—	—
NGL (per Bbl)	35.83	16.43	4.91
Natural gas (per Mcf)	3.69	2.30	2.04
Total, including derivative contract settlements (per Boe)	$57.88	$37.77	$37.30

Weighted Average NYMEX WTI ($/Bbl)	$70.70	$40.20	$42.12
Weighted Average NYMEX Henry Hub ($/Mcf)	4.07	2.33	1.64
Realization to benchmark
Crude oil (per Bbl)	99%	96%	96%
Natural gas (per Mcf)	91%	99%	124%

Operating Costs and Expenses (in thousands):
Lease operating expenses	$6,710	$671	$667
Production and ad valorem taxes	1,783	257	164
General and administrative expenses	1,666	816	567
Depletion, depreciation and amortization	13,917	2,327	1,294

Operating costs per Boe:
Lease operating expenses	$8.93	$5.24	$9.38
Production and ad valorem taxes	2.37	2.01	2.30
General and administrative expenses	2.22	6.38	7.96
Depletion, depreciation and amortization	18.52	18.18	18.17

HighPeak Energy, Inc.

Operating Highlights (Unaudited)

		Nine Months Ended September 30, 2020
	Nine Months Ended September 30, 2021	August 22, 2020 through September 30, 2020	January 1, 2020 through August 21, 2020
	Successor	Successor	Predecessors
Sales Volumes:
Oil (Bbls)	1,791,002	124,168	235,557
NGLs (Bbls)	134,110	1,749	20,024
Natural gas (Mcf)	610,114	12,466	87,258
Total (Boe)	2,026,798	127,995	270,123

Daily Sales Volumes:
Oil (Bbls/d)	6,560	3,104	1,007
NGLs (Bbls/d)	491	44	86
Natural gas (Mcf/d)	2,235	312	373
Total (Boe/d)	7,424	3,200	1,154

Revenues (in thousands):
Crude oil sales	$116,640	$4,787	$8,069
Crude oil derivative settlements	(5,014)	—	—
NGL and natural gas sales	4,819	47	154
Total Revenues, including derivative settlements	$116,445	$4,834	$8,223

Average sales prices:
Crude oil (per Bbl)	$65.13	$38.55	$34.26
Crude oil derivative settlements (per Bbl)	(2.80)	—	—
NGL (per Bbl)	31.16	16.43	9.31
Natural gas (per Mcf)	3.09	2.30	0.52
Total, including derivative contract settlements (per Boe)	$57.45	$37.77	$30.44

Weighted Average NYMEX WTI ($/Bbl)	$65.92	$40.20	$35.17
Weighted Average NYMEX Henry Hub ($/Mcf)	3.40	2.33	1.76
Realization to benchmark
Crude oil (per Bbl)	99%	96%	97%
Natural gas (per Mcf)	91%	99%	30%

Operating Costs and Expenses (in thousands):
Lease operating expenses	$13,629	$671	$4,870
Production and ad valorem taxes	5,990	257	566
General and administrative expenses	5,042	816	4,840
Depletion, depreciation and amortization	43,737	2,327	6,385

Operating costs per Boe:
Lease operating expenses	$6.72	$5.24	$18.03
Production and ad valorem taxes	2.96	2.01	2.10
General and administrative expenses	2.49	6.38	17.92
Depletion, depreciation and amortization	21.58	18.18	23.64

HighPeak Energy, Inc.

Reconciliation of Net Income (Loss) to EBITDAX (Unaudited)

(in thousands)

		Three Months Ended September 30, 2020			Nine Months Ended September 30, 2020
	Three Months Ended September 30, 2021	August 22, 2020 through September 30, 2020	July 1, 2020 through August 21, 2020	Nine Months Ended September 30, 2021	August 22, 2020 through September 30, 2020	January 1, 2020 through August 21, 2020
	Successor	Successor	Predecessor	Successor	Successor	Predecessor
Net income (loss)	$8,047	$(11,516)	$(56)	$18,534	$(11,516)	$(85,034)
Interest expense	947	—	—	1,153	—	—
Interest income	—	(1)	—	(1)	(1)	—
Income tax expense (benefit)	2,145	(2,309)	—	4,680	(2,309)	—
Depletion, depreciation and amortization	13,917	2,327	1,294	43,737	2,327	6,385
Accretion of discount	44	15	20	116	15	89
Exploration and abandonment expense	488	66	—	1,142	66	4
Stock based compensation	905	14,508	—	2,894	14,508	—
Derivative related noncash activity	6,844	—	—	19,402	—	—
Other expense	—	—	—	127	—	76,503
EBITDAX	$33,337	$3,090	$1,258	$91,784	$3,090	$(2,053)

HighPeak Energy, Inc.

Net Debt (Unaudited)

(In thousands)

September 30, 2021
Outstanding borrowings on Revolving Credit Facility	$95,000
Cash and cash equivalents	11,966
Net debt	$83,034

Investor Contact:

Ryan Hightower

Vice President, Business Development

817.850.9204

rhightower@highpeakenergy.com

Source: HighPeak Energy, Inc.